Exhibit 99.2

FOR IMMEDIATE RELEASE                         Contact: Andrew M. Weller
                                                       Executive Vice
                                                       President and
                                                       Chief Financial
                                                       Officer
                                                       312/280-8844

                       JOHNSTOWN AMERICA INDUSTRIES, INC. ANNOUNCES NEW NAME

         Chicago, IL, June 11, 1999 - Johnstown America Industries, Inc. (NASDAQ: JAII) said today that its previously-announced name change to Transportation Technologies Industries, Inc., is now effective. The company's new stock symbol is TTII.

         The company changed its name to reflect its heightened focus on the heavy-duty truck components business following the divestiture of its freight car operations including Johnstown America Corporation.

         Transportation Technologies Industries, Inc. is a leading manufacturer of components for heavy-duty and medium-duty trucks and buses and the truck parts aftermarket. Product lines include: Gunite wheel-end components; Brillion custom iron castings; Imperial body and chassis components; Bostrom truck and bus seating systems; and Fabco steerable drive axles and gearboxes. The company is headquartered in Chicago, Illinois and has manufacturing operations in Alabama, California, Illinois, Indiana, Pennsylvania, Tennessee, Texas, Washington and Wisconsin. Consolidated pro forma revenues of the truck components operations that now comprise the company were about $575 million in 1998 and about $155 million in the first quarter of 1999.

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